Exhibit 99.1

PJT Partners Inc. Reports Record First Quarter 2022 Results

First Quarter Overview

>	Total Revenues of $246 million, up 19% from a year ago
>	GAAP Pretax Income of $50 million and Adjusted Pretax Income of $56 million, up 14% and 13%, respectively, from a year ago
>	Earnings Per Share of $1.00 on both Diluted GAAP and Adjusted, If-Converted basis
>	Repurchased 1.2 million share equivalents, including record open market repurchases of 887 thousand shares
>	Strong balance sheet with $96 million in cash, cash equivalents and short-term investments
>	Board authorizes a $200 million repurchase program of the Company’s Class A common stock

Paul J. Taubman, Chairman and Chief Executive Officer, said, “2022 is shaping up to be a year of strong performance for our firm as we delivered record first quarter results and enjoyed broad-based strength across all of our businesses. Notwithstanding today’s more challenging macroeconomic environment and market volatility, all of our businesses are well positioned to serve our clients. We remain confident in our future growth prospects.”

New York, April 26, 2022: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the first quarter ended March 31, 2022.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022	2021	% Change
	(Dollars in Millions)
Revenues
Advisory	$181.7	$152.6	19%
Placement	60.4	50.4	20%
Interest Income & Other	4.3	3.7	16%
Total Revenues	$246.3	$206.7	19%

Total Revenues increased 19% to $246 million for first quarter 2022 from $207 million for the prior year quarter.

Advisory Revenues increased 19% to $182 million for the current quarter from $153 million for the prior year quarter. Advisory Revenues increased principally due to higher revenues in our restructuring business.

Placement Revenues increased 20% to $60 million for the current quarter from $50 million for the prior year quarter. The increase in Placement Revenues was driven by a significant increase in fund placement revenues, which was partially offset by a decline in corporate placement activity.

Expenses

The following table sets forth information relating to the Company’s expenses for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022		2021
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$159.2	$155.2	$132.8	$129.2
% of Revenues	64.6%	63.0%	64.2%	62.5%
Non-Compensation	$36.9	$35.0	$30.0	$28.0
% of Revenues	15.0%	14.2%	14.5%	13.5%
Total Expenses	$196.2	$190.1	$162.8	$157.2
% of Revenues	79.6%	77.2%	78.8%	76.0%
Pretax Income	$50.1	$56.2	$43.9	$49.5
% of Revenues	20.4%	22.8%	21.2%	24.0%

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $159 million for first quarter 2022 compared with $133 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $155 million for the current quarter compared with $129 million for the prior year quarter. The increase in Compensation and Benefits Expense was principally the result of higher revenues during the current quarter.

Non-Compensation Expense

GAAP Non-Compensation Expense was $37 million for first quarter 2022 compared with $30 million for the prior year quarter. Adjusted Non-Compensation Expense was $35 million for the current quarter compared with $28 million for the prior year quarter.

GAAP and Adjusted Non-Compensation Expense excluding Travel and Related increased 10% and 11%, respectively, during the current quarter compared with the prior year quarter, primarily driven by an increase in Other Expenses. Other Expenses reflects a higher allowance for doubtful accounts as a result of a higher accounts receivable balance compared with the prior year quarter. Travel and Related increased $3.9 million during the current quarter due to increased levels of activity compared with the same period a year ago, although such activity remains below pre-COVID levels.

Provision for Taxes

As of March 31, 2022, PJT Partners Inc. owned 62.1% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the quarter ended March 31, 2022 was 11.3%.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2022 was 25.8% compared with 22.3% for full year 2021. The tax rate increase is primarily due to a decreased tax benefit from the delivery of vested shares at values in excess of the amortized costs.

Capital Management and Balance Sheet

As of March 31, 2022, the Company held cash, cash equivalents and short-term investments of $95.8 million, and $25.0 million of funded debt.

On April 25, 2022, the Company’s Board of Directors authorized a $200 million repurchase program of the Company’s Class A common stock, which is in addition to the previous Board authorizations, of which $26.6 million remained as of March 31, 2022. Under the repurchase program, shares of the Company’s Class A common stock may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of shares repurchased depend on a variety of factors, including legal requirements, price, and economic and market conditions. The repurchase program may be suspended or discontinued at any time and does not have a specified expiration date.

During the first quarter 2022, the Company repurchased 887 thousand shares of Class A common stock pursuant to the share repurchase program, net share settled 241 thousand shares to satisfy employee tax obligations and repurchased 103 thousand Partnership Units for cash as a result of Partnership Unit exchanges. During the first quarter 2022, the total share equivalent repurchases were 1.2 million shares at an average price of $63.73 per share.

The Company intends to repurchase 65 thousand Partnership Units for cash on May 3, 2022 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on April 28, 2022.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on June 22, 2022 to Class A common stockholders of record on June 8, 2022.

Quarterly Investor Call Details

PJT Partners will host a conference call on April 26, 2022 at 8:30 a.m. ET to discuss its first quarter 2022 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 949-2175 (U.S. domestic) or +1 (720) 543-0197 (international), passcode 6068977. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 6068977.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. Our team of senior professionals delivers a range of strategic advisory, capital markets advisory, restructuring and special situations and shareholder advisory services to corporations, financial sponsors, institutional investors and governments around the world. We also provide private fund advisory and fundraising services for alternative investment strategies, including private equity, real estate, hedge funds and private credit. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-

looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failure of our computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms; (d) the impact of catastrophic events, such as COVID-19 or other pandemics, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19 or other pandemics, on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.’s (“Blackstone”) initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2022	2021
Revenues
Advisory	$181,658	$152,600
Placement	60,351	50,383
Interest Income and Other	4,310	3,717
Total Revenues	246,319	206,700
Expenses
Compensation and Benefits	159,232	132,793
Occupancy and Related	8,942	8,459
Travel and Related	4,458	517
Professional Fees	7,051	7,717
Communications and Information Services	4,423	4,174
Depreciation and Amortization	4,307	3,834
Other Expenses	7,758	5,317
Total Expenses	196,171	162,811
Income Before Provision for Taxes	50,148	43,889
Provision for Taxes	5,680	93
Net Income	44,468	43,796
Net Income Attributable to Non-Controlling Interests	18,764	17,114
Net Income Attributable to PJT Partners Inc.	$25,704	$26,682
Net Income Per Share of Class A Common Stock
Basic	$1.03	$1.07
Diluted	$1.00	$1.03
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,989,152	24,969,388
Diluted	26,551,835	42,858,757

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2022	2021
GAAP Net Income	$44,468	$43,796
Less: GAAP Provision for Taxes	5,680	93
GAAP Pretax Income	50,148	43,889

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	4,051	3,607
Amortization of Intangible Assets(2)	1,928	1,980
Spin-Off-Related Payable Due to Blackstone(3)	51	32
Adjusted Pretax Income	56,178	49,508
Adjusted Taxes(4)	6,623	988
Adjusted Net Income	49,555	48,520

If-Converted Adjustments
Less: Adjusted Taxes(4)	(6,623)	(988)
Add: If-Converted Taxes(5)	14,488	10,989
Adjusted Net Income, If-Converted	$41,690	$38,519

GAAP Net Income Per Share of Class A Common Stock
Basic	$1.03	$1.07
Diluted	$1.00	$1.03
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,989,152	24,969,388
Diluted	26,551,835	42,858,757

Adjusted Net Income, If-Converted Per Share	$1.00	$0.89
Weighted-Average Shares Outstanding, If-Converted	41,751,081	43,139,014

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2022	2021
GAAP Compensation and Benefits Expense	$159,232	$132,793
Transaction-Related Compensation Expense(1)	(4,051)	(3,607)
Adjusted Compensation and Benefits Expense	$155,181	$129,186

Non-Compensation Expenses
Occupancy and Related	$8,942	$8,459
Travel and Related	4,458	517
Professional Fees	7,051	7,717
Communications and Information Services	4,423	4,174
Depreciation and Amortization	4,307	3,834
Other Expenses	7,758	5,317
GAAP Non-Compensation Expense	36,939	30,018
Amortization of Intangible Assets(2)	(1,928)	(1,980)
Spin-Off-Related Payable Due to Blackstone(3)	(51)	(32)
Adjusted Non-Compensation Expense	$34,960	$28,006

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2022 and 2021 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2022	2021
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	24,989,152	24,969,388
Dilutive Impact of Unvested RSUs(6)	1,562,683	1,929,104
Dilutive Impact of Partnership Units(7)	—	15,960,265
Diluted Shares Outstanding, GAAP	26,551,835	42,858,757

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	24,989,152	24,969,388
Unvested RSUs(8)	1,565,276	1,934,289
Partnership Units(7)	15,196,653	16,235,337
If-Converted Shares Outstanding	41,751,081	43,139,014

	As of March 31,
	2022	2021
Fully-Diluted Shares Outstanding(9)	44,447,086	45,110,278

As of March 31, 2022, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Of the total 2.6 million share equivalents subject to market conditions, 1.3 million require the Company to achieve a volume-weighted average share price over any consecutive 20-day trading period (“20-day VWAP”) of $100 prior to February 26, 2027. The remaining 1.3 million vest ratably upon the Company achieving a 20-day VWAP between $100 and $130 prior to February 26, 2027. The awards are also subject to a five year vesting requirement, with 20% vesting per annum.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units and Partnership Units that achieved certain market conditions.
(8)	Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)

Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock. As of March 31, 2022, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Note:	Amounts presented in tables above may not add or recalculate due to rounding.